                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY



Parent Level:     R.H. Donnelley Corporation (formerly known as The Dun &
                  Bradstreet Corporation), a Delaware corporation

         Tier 1 Subsidiary:         R.H. Donnelley Inc. (formerly known as The
                                    Reuben H. Donnelley Corporation), a Delaware corporation wholly owned by R.H. Donnelley
                                    Corporation


         Tier 2 Subsidiaries:       Get Digital Smart.com, Inc., a Delaware
                                    corporation wholly owned by R.H. Donnelley
                                    Inc. (inactive as of December 31, 2000).

                                    R.H. Donnelley APIL, Inc., a Delaware
                                    corporation wholly owned by R.H. Donnelley
                                    Inc.

                                    R.H. Donnelley CD, Inc., a Delaware
                                    corporation wholly owned by R.H. Donnelley
                                    Inc.

         Tier 3 Subsidiaries:       R.H. Donnelley Acquisitions, Inc., a
                                    Delaware corporation wholly owned by R.H.
                                    Donnelley APIL, Inc.